Exhibit 99.1

Press contact: Trinseo Donna St. Germain Tel: +1 610-240-3307 Email:stgermain@styron.com	Investor Contact: Trinseo David Stasse Tel : +1 610-240-3207 Email:

Trinseo to Participate in the Jefferies Global Industrials Investor Conference

BERWYN, Pa – August 11, 2014 – Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics, latex and rubber, announced President and CEO Chris Pappas will speak at the Jefferies Global Industrials Conference on August 12, 2014 in New York City.

The presentation slides have been posted to the Company’s Investor Relations website. There will not be a live webcast.

Formerly known as Styron, Trinseo previously announced plans to change the name of all Styron affiliated companies to Trinseo. Some, but not all, of the Styron companies have completed the name change process and are currently known as Trinseo; Styron companies that have not completed this process will continue to do business as Styron until their respective name changes are complete. Styron’s operating companies also continue to do business as Styron at this time.

About Trinseo

Trinseo (NYSE:TSE) is a global materials company and manufacturer of plastics, latex and rubber. Trinseo’s technology is used by customers in industries such as home appliances, automotive, building & construction, carpet, consumer electronics, consumer goods, electrical & lighting, medical, packaging, paper & paperboard, rubber goods and tires.

Legal Disclaimer

Any technical descriptions and product information provided in the above announcement are not legally binding. The quality, price and performance of our products will be specified in individual contracts with our customers. Unless otherwise explicitly agreed, the official product specification shall prevail in the form published from time to time.

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